Exhibit 10.59
STOCK PURCHASE AGREEMENT
     STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 18, 2006, by and among Cytokinetics, Incorporated, a Delaware corporation, (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).
BACKGROUND:
     A. The Company has registered on Form S-3 (SEC File No. 333-125786) (the “Registration Statement”) the issuance and sale of up to $100,000,000 of certain types of securities, including shares of its Common Stock, $0.001 par value (“Common Stock”);
     B. The Company has authorized the issuance of up to 5,000,000 shares of Common Stock (the “Shares”) pursuant to the terms of this Agreement and under the Registration Statement; and
     C. The Buyers wish to purchase, upon the terms and subject to the conditions set forth in this Agreement, the Shares in the respective amounts set forth opposite each Buyer’s name on the Schedule of Buyers attached hereto.
     1. PURCHASE AND SALE OF COMMON SHARES.
          1.1 Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing (the “Closing”) the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective number of Shares set forth opposite such Buyer’s name on the Schedule of Buyers, at a price per Share of $6.60, and for the aggregate purchase price (the “Purchase Price”) set forth opposite such Buyer’s name on the Schedule of Buyers.
          1.2 Closing Date. Unless the Company and a Buyer agree otherwise and subject to the conditions set forth in Sections 5 and 6, the date and time of the Closing (the “Closing Date”) shall be at noon Pacific Time on the third business day following the date of this Agreement. The Closing shall occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, located at 650 Page Mill Road, Palo Alto, California. The Closing need not occur at the same time with respect to all Buyers, and references in this Agreement to the Closing Date shall refer to the date of Closing for each particular Buyer, as determined pursuant to this Section 1.2.
          1.3 Form of Payment. On the Closing Date, (i) each Buyer shall pay an amount equal to the Purchase Price to the Company for the Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall instruct its transfer agent to issue and deliver to each Buyer the number of the Shares that such Buyer is then purchasing (as indicated opposite such Buyer’s name on the Schedule of Buyers). The Company shall deliver the Shares to each Buyer by electronic transfer (e.g., DWAC), unless a Buyer requests delivery of physical certificates.

     2. BUYERS’ REPRESENTATIONS AND WARRANTIES.
          Each Buyer represents and warrants, severally and not jointly, that:
          2.1 Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Shares involves a high degree of risk. Neither such inquiries nor any other investigation conducted by or on behalf of Buyer or its advisors shall modify, amend or affect Buyer’s right to rely on the truth, accuracy and completeness of the disclosure made to Buyer or its advisors in respect of the Company or this transaction and the Company’s representations and warranties contained in this Agreement.
          2.2 No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
          2.3 Certain Trading Activities. Buyer has not executed a Short Sale (defined below) involving the Company’s securities during the period beginning 30 days prior to the date of this Agreement. For purposes of this Section and Section 4.3, “Short Sale” means any transaction defined as such under Rule 200 of Regulation SHO (or any successor regulation) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, but only if executed at a time when the Buyer has no equivalent offsetting long position in the Common Stock of the Company. For purposes of determining whether the Buyer has an equivalent offsetting long position in the Common Stock of the Company, any shares of Common Stock currently held by Buyer shall be deemed to be held as “long” by Buyer.
          2.4 Validity; Enforcement. Buyer has the requisite right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or other action, and no further consent or authorization of the Buyer is required. This Agreement has been duly and validly executed and delivered on behalf of Buyer and, assuming due execution and delivery hereof by the Company, is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          2.5 Residency. Buyer, if a natural person, is a resident of that state or country specified in its address on the Schedule of Buyers.

          2.6 Legal, Tax or Investment Advice. Buyer understands that nothing in this Agreement or any other materials presented to Buyer in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.
          2.7 Broker – Dealer. Buyer is not a registered broker dealer.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          The Company represents and warrants to each of the Buyers that:
          3.1 Good Standing; Qualification. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Exchange Act, since December 31, 2004 through the date hereof, including, without limitation, its most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “Exchange Act Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, or business (such business being as described in the Exchange Act Documents), properties or operations of the Company, or impair the Company’s ability to perform on a timely basis its obligations under this Agreement (any of the foregoing, a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
          3.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations hereunder, and this Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due execution and delivery hereof by the Buyers, shall constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares being purchased by the Buyer hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.
          3.3 Non-Contravention. The execution and delivery of this Agreement, the sale of the Shares, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any contract, agreement or other instrument filed or incorporated by reference as an exhibit to any of the Exchange Act Documents (any such contract, agreement or instrument, an “Exchange Act Exhibit”), (ii) the charter, bylaws or other organizational documents of the Company, or (iii) assuming the correctness of the representations and warranties of the Buyers set forth herein, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which do not have or would be reasonably likely to result in a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any Exchange Act Exhibit. Assuming the correctness of the representations and warranties of the Buyers set forth herein, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold hereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.
          3.4 Capitalization. As of January 11, 2006 (the “Reference Date”), a total of 30,544,730 shares of Common Stock are issued and outstanding, increased as set forth in the next sentence. Other than in the ordinary course of business, the Company has not issued any capital stock since the Reference Date other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, and (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents and in the Company’s Registration Statement on Form S-3 filed on November 17, 2005, as amended (the “CEFF RS”). The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the Exchange Act Documents and the CEFF RS, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the Exchange Act Documents, there are no shareholder agreements, voting agreements or other similar agreements with respect to the voting of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.
          3.5 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents.
          3.6 Securities Exchange Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market (the “NNM”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or de-listing the Shares from the NNM, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or listing, provided that, notwithstanding the foregoing, the Company has filed a Notification Form: Listing of Additional Shares with the NASD on or prior to the date hereof without compliance with the 15 calendar day pre-issuance filing requirement (the “Additional Listing Notice”).
          3.7 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. All such filings complied in all material respects with the SEC’s requirements as of their respective filing dates. No event or circumstance has occurred or exists with respect to the Company properties, prospects, operations or financial condition, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, do not or would not have a Material Adverse Effect.
          3.8 Listing. Except as set forth in Section 3.6 above with respect to the Additional Listing Notice, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the NNM. Except as set forth in Section 3.6 above with respect to the Additional Listing Notice, the issuance and sale of the Shares hereunder does not contravene the rules and regulations of the NASD and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Buyers the maximum number of Shares contemplated by this Agreement.
          3.9 No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.
          3.10 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Buyers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
          3.11 No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

          3.12 Finder’s and Advisor’s Fees. The Company will not be required to pay any finder’s or advisor’s fees or commissions in connection with the offering and sale of the Shares, except an advisor’s fee of $0.20 per Share, up to a maximum aggregate of $1,000,000, payable by the Company to Pacific Growth Equities, LLC.
          3.13 Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     4. COVENANTS.
          4.1 Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
          4.2 Listing. Other than the 15 calendar day pre-issuance filing requirement for the Additional Listing Notice, the Company shall, on or before the Closing Date, take such actions (including the filing of the Additional Listing Notice) to secure the listing of the Shares on the NNM and shall use all commercially reasonable efforts to maintain the listing of the Company’s Common Stock on the NNM or other national securities exchange or quotation service.
          4.3 Restriction on Sales, Short Sales and Hedging Transactions. The Buyers will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, or conduct any Short Sale or enter into any hedging transaction with respect to the Shares, except in compliance with the Securities Act of 1933, as amended,, the Exchange Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.
     5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
          The obligation of the Company hereunder to issue and sell the Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
          5.1 Each Buyer shall have delivered to the Company the Purchase Price for the Shares being purchased by each Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
          5.2 The representations and warranties of each Buyer shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     6. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.
          The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
          6.1 The Company shall have executed this Agreement and delivered same to such Buyer.
          6.2 The NASD shall not have suspended trading in the Company’s Common Stock on the NNM.
          6.3 The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
          6.4 The Company shall have made all filings under all applicable federal and state securities laws necessary, if any, to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws and no stop-order shall have been issued by the SEC with respect to the Registration Statement.
          6.5 The Buyer shall have received a customary opinion from the Company’s legal counsel to the effect that the Company is duly incorporated and in good standing, that the Shares have been duly authorized and validly issued, that the Shares will be, when issued and paid for in accordance with the terms of this Agreement, fully paid and non-assessable, that this Agreement is a valid and binding obligation of the Company, that the Shares will not be issued in violation of any preemptive rights under Delaware law, the Company’s Certificate of Incorporation or bylaws (the “Charter Documents”), that the Shares will not be subject to any restriction upon the voting or transfer under the Charter Documents, that the execution and delivery of this Agreement and the issuance of the Shares does not violate, or constitute a default under, any agreement or instrument filed as an exhibit to the Registration Statement pursuant to Item 601(b)(10) or Regulation S-K under the Securities Act of 1933, as amended, to which the Company is a party or by which the Company is bound and that the Registration Statement has been declared effective, that no stop order has been declared and, to such counsels’ knowledge, no such proceeding is pending or threatened by the SEC.
     7. GOVERNING LAW; MISCELLANEOUS.
          7.1 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding arising under or relating to this Agreement (a “Proceeding”) by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of San Francisco, County of San Francisco, (the “Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Court, or that such Proceeding has been commenced in an improper or inconvenient forum.
          7.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
          7.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          7.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          7.5 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the agreements and instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers holding or, prior to Closing, having the right to purchase, at least a majority of the Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

          7.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, CA 94080
Attn: Chief Financial Officer
Telephone: (650) 624-3000
Facsimile: (650) 624-3292
With a copy to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attn: Michael O’Donnell
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
If to a Buyer:
at the address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives, if any, specified on the Schedule of Buyers,
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with the above provisions five (5) days prior to the effectiveness of such change.
          7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. A Buyer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except for assignments to affiliates of Buyer or to other Buyers.
          7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          7.9 Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations. Notwithstanding the foregoing, the Company shall, without having to obtain the consent of the Buyers, (i) file a prospectus supplement under the Registration Statement with the SEC, disclosing the transactions contemplated hereby, (ii) on or before the Closing, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including this Agreement as an exhibit to such Current Report on Form 8-K, in the form required by the Exchange Act, and (iii) issue a press release in the form provided to counsel for the Buyers.
          7.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          7.11 Termination. In the event that the Closing shall not have occurred with respect to a Buyer within ten business days from the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
          7.12 Remedies. Each Buyer and each holder of the Shares shall have all rights and remedies set forth in this Agreement and all of the rights that such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
          7.13 Obligations of Buyers Several and Not Joint. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Agreement. Nothing contained herein, and no action taken by any Buyer hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby, provided that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with Section 7.5 of this Agreement. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement (provided, that such rights may be modified, amended or waived in accordance with Section 7.5), and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
* * *

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Stock Purchase Agreement to be duly executed on the date first written above.

COMPANY:

CYTOKINETICS, INCORPORATED

By:	/s/ Sharon Surrey-Barbari

Sharon Surrey-Barbari
Chief Financial Officer

BUYER:

Federated Kaufmann Fund, a portfolio of Federated Equity Funds

By:	/s/ Hans P. Utsch

Name: Hans P. Utsch
Title:	Vice President, Federated Global Investment Management Corp., as attorney-in-fact for Federated Kaufmann Fund, a portfolio of Federated Equity Funds.

BUYER:

Red Abbey Venture Partners (QP), LP By: Red Abbey Ventures Partners, LLC, its General Partner
/s/ Matt Zuga

By: Matt Zuga, its Managing Member

BUYER:

Red Abbey Venture Partners, LP By: Red Abbey Ventures Partners, LLC, its General Partner
/s/ Matt Zuga

By: Matt Zuga, its Managing Member

BUYER:

Red Abbey CEO’s Fund, LP By: Red Abbey Ventures Partners, LLC, its General Partner
/s/ Matt Zuga

By: Matt Zuga, its Managing Member

SCHEDULE OF BUYERS

Investor	No. of Shares	Purchase Price
Federated Kaufmann Fund 140 East 45 th Street, 43rd Floor New York, NY 10017 Attn: Hans Utsch Fax: (212) 661-2266

With a copy to:

Reed Smith LLP 599 Lexington Avenue 29th Floor New York, NY 10022 Attn: Gerard DiFiore Fax: (212) 521-5450	4,810,000	$31,746,000.00
Red Abbey Venture Partners (QP), LP 2330 West Joppa Road Suite 330 Baltimore, MD 21093 Attn: Matt Zuga Fax: (410) 494-4247	142,595	$941,127.00
Red Abbey Venture Partners, LP 2330 West Joppa Road Suite 330 Baltimore, MD 21093 Attn: Matt Zuga Fax: (410) 494-4247	39,672	$261,835.20
Red Abbey CEO’s Fund, LP 2330 West Joppa Road Suite 330 Baltimore, MD 21093 Attn: Matt Zuga Fax: (410) 494-4247	7,733	$51,037.80

Total:	5,000,000	$33,000,000